EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         TELEBANC FINANCIAL CORPORATION

                  TeleBanc Financial Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: The name of the Corporation is TeleBanc Financial Corporation. The original Certificate of Incorporation of the Corporation was filed under the name "At Home Financial Corporation" with the Secretary of State of the State of Delaware on January 27, 1994. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 23, 1994.

                  SECOND: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), and restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation.

                  THIRD: The text of the Amended and Restated Certificate of Incorporation of the Corporation hereby is amended and restated to read in its entirety as follows:

1.  NAME.

                  The name of the Corporation is TeleBanc Financial Corporation.

2.  REGISTERED OFFICE AND AGENT.

                  The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

3.  PURPOSE AND POWERS.

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or helpful to engage in such acts and activities.



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4.  CAPITAL STOCK.

                  4.1.  AUTHORIZED SHARES.

                  The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 9,000,000 shares, of which 500,000 shares shall be serial preferred stock, having a par value of $0.01 per share ("Preferred Stock"), and 8,500,000 shall be classified as shares of common tock, having a par value of $0.01 per share ("Common Stock"). The Board of Directors is expressly authorized to issue, without stockholder approval, any unissued shares of the Corporation's authorized Common Stock as nonvoting Common Stock ("Nonvoting Common Stock").

                  4.2.  COMMON STOCK.

                  (a)      RELATIVE RIGHTS.

                  The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Except as provided in Section 4.2(e) hereof, each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

                  (b)      VOTING RIGHTS.

                  Except as provided in Section 4.2(e) hereof, each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders, except as otherwise provided in this Amended and Restated Certificate of Incorporation or by applicable law. There shall be no cumulative voting rights in the election of directors.

                  (c)      DIVIDENDS.

                  Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common



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Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

                  (d)      DISSOLUTION, LIQUIDATION, WINDING UP.

                  In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of the outstanding shares of any class or series of stock entitled to participate therewith in whole or in part, as to distribution of assets, shall become entitled to participate in the distribution of any assets of the Corporation available for distribution, in cash or in kind, remaining after the Corporation shall have paid, or set aside for payment, to the holders of outstanding shares of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

                  (e)      NONVOTING COMMON STOCK.

                  The holders of Nonvoting Common Stock shall be entitled to notice of meetings of the Corporation's stockholders. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Corporation's Bylaws, the Nonvoting Common Stock shall have no voting rights upon any matter or thing (including, without limitation, the election of directors) unless provided by applicable law. Subject to and in compliance with the following provisions of this Section 4.2(e), each share of Nonvoting Common Stock held by any person or entity may be converted into one fully-paid and non-assessable share of voting Common Stock.

                           (i) In connection with the disposition of shares upon
                  the occurrence (or the expected occurrence as described in Section 4.2(e)(iii) below), of any Conversion Event (as defined below), each holder of Nonvoting Common Stock shall be entitled to convert such Nonvoting Common Stock into an equal number of shares of voting Common Stock.

                           (ii) For purposes of this Section 4.2(e), a "Conversion Event" shall mean, (A) any sale to the public in a widely dispersed offering (including, without limitation, a public offering registered under the Securities Act of 1933, as amended), (B) any disposition under Rule 144 or Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or any similar rule then in force of no more than two percent (2%) of the





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                  outstanding  voting  securities  of the  Corporation,  (C) any transfer pursuant to a right of first refusal set forth in the Transfer Restriction Agreement, dated as of February 28, 1997, by and among the Purchasers (as identified in the $29,900,000 Unit Purchase Agreement, dated as of February 19, 1997, between the Purchasers and the Corporation), David A. Smilow, MET Holdings Corporation and the Corporation or the Transfer Restriction Agreement, dated as of February 28, 1997, by and
                  among  the  Purchasers,   Mitchell  H.  Caplan,  MET  Holdings
                  Corporation and the Corporation or (D) any transfer in a single transaction to an independent third party who acquires at least a majority of the voting stock of the Corporation without regard to the transfer of such securities. For purposes of this Section 4.2(e) "person" shall include any
                  natural  person  and  any  corporation,   partnership,   joint
                  venture, trust, unincorporated organization and any other entity or organization.

                           (iii) Each holder of Nonvoting  Common Stock shall be
                  entitled to convert shares of Nonvoting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Nonvoting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Nonvoting Common Stock so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Nonvoting Common Stock are converted into shares of voting Common Stock in connection with a Conversion Event and such shares of voting Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of voting Common Stock shall be promptly converted back into the same number of shares of Nonvoting Common Stock, and during such period prior to such distribution, disposal or sale, the holder of such voting Common Stock shall not be entitled to vote such shares notwithstanding provisions of this Amended and Restated Certificate of Incorporation.

                           (iv) To exercise its conversion  privilege,  a holder
                  of Nonvoting Common Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the




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                  certificate or certificates  for shares of voting Common Stock issuable upon such conversion shall be issued. The certificate
                  or   certificates   for  shares  of  Nonvoting   Common  Stock
                  surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Nonvoting Common Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Nonvoting Common Stock being converted, or on its written order, such certificate or certificates as it may request for the number of shares of voting Common Stock issuable upon the conversion of such shares of Nonvoting Common Stock in accordance with the provisions of this Section 4.2(e). Such conversion shall be deemed to have been effected immediately prior to the closing of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Nonvoting Common Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of voting Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of voting Common Stock represented thereby.


                  4.3.  SERIAL PREFERRED STOCK.

                  (a)      ISSUANCE, DESIGNATIONS, POWERS, ETC.

                  The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, by resolution or resolutions from time to time adopted and by filing a certificate of designations pursuant to the Delaware General Corporation Law, to provide for the issuance from time to time of the serial preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

                           (i) the number of shares constituting that series and
                  the distinctive designation of that series;

                           (ii) the dividend  rate on the shares of that series,
                  whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                           (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                           (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                           (v) whether or not the shares of that series shall be
                  redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                           (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                           (vii) the rights of the shares of that  series in the
                  event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                           (viii) any other relative  powers,  preferences,  and
                  rights of that series, and qualifications, limitations or restrictions on that series.

                  (b)  DISSOLUTION, LIQUIDATION, WINDING UP.

                  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

                  4.4.  ADJUSTMENTS OF AUTHORIZED STOCK.

                  Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of the Corporation of any class or classes may be increased or decreased (but not below the number then outstanding) by the affirmative vote of a majority of the directors then in office, whether or not a quorum.

                  4.5.  PREEMPTIVE RIGHTS.

                  Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares or other securities of the Corporation which may be issued.

5.  BOARD OF DIRECTORS.

                  5.1.  CLASSIFICATION.

                  The Board of Directors shall consist of not less than six directors nor more than 15 directors. The number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately by series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that the directors in each class shall be as nearly equal in number as possible, and provided further, that no decrease in the number of directors shall affect the term of any director then in office.

                  The classification shall be such that the term of one class shall expire each succeeding year. The terms, classifications, qualifications and election of the Board of Directors and the filling of vacancies thereon shall be as provided herein and in the Bylaws. Each initial director in Class I shall hold office for a term expiring at the 1997 annual meeting of stockholders, each initial director in Class II shall hold office initially for a term expiring at the 1996 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 1995 annual meeting of stockholders. Notwithstanding the foregoing provisions of this
Section 5.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal.

                  5.2.  REMOVAL.

                  Except as otherwise provided pursuant to the provisions of this Amended and Restated Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any series of Preferred Stock, voting separately by series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote, at a special meeting of the stockholders called for such a purpose, of not less than 66-2/3 percent of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting. At least 30 days prior to such special meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

                  For purposes of this Section 5.2, "cause" shall mean (a) conduct as a director of the Corporation or any subsidiary involving willful material misconduct, breach of material fiduciary duty involving personal profit, or gross negligence as to material duties, or (b) conduct, whether or not as a director of the Corporation or any subsidiary, involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law.

                  Any vacancy in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall be elected and qualified, or until such director's earlier death, resignation or removal.

                  5.3.  CHANGE OF AUTHORIZED NUMBER.

                  In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  5.4.  DIRECTORS ELECTED BY HOLDERS OF PREFERRED STOCK.

                  Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation or a certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 5 unless expressly provided by the certificate of designations.

                  5.5.  LIMITATION OF LIABILITY.

                  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 5.5 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to the effective date of such repeal or modification.

6.  ACTIONS BY STOCKHOLDERS.

                  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous.

7.  SPECIAL MEETINGS.

                  Special meetings of the stockholders may be called at any time but only by (a) the Chairman of the Board of the Corporation, (b) a majority of the directors in office, although less than a quorum, or (c) the holders of not less than 50 percent of the Voting Stock (as defined in Section 8.3 of Article 8 hereof).

8. APPROVAL FOR ACQUISITIONS OF CONTROL AND OFFERS TO ACQUIRE CONTROL.

               8.1. STOCKHOLDER  VOTE  AND  REGULATORY   APPROVAL  REQUIRED  FOR
                    ACQUISITION OF CONTROL.

                  No Person shall acquire Control of the Corporation at any time, unless such acquisition has been approved prior to its consummation by the affirmative vote of the holders of at least 66-2/3 percent of the Voting Stock at a duly constituted meeting of stockholders called for such purpose. (Capitalized terms are defined in Section 8.3 hereof.) In addition, no Person shall acquire Control of the Corporation at any time without obtaining prior thereto all federal and state regulatory approvals, including those approvals required under the Home Owners' Loan Act and Federal Deposit Insurance Act, any applicable state law, or any successor provisions of law, and in the manner provided by all applicable regulations of the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, and any applicable state regulations. In the event that Control is acquired without obtaining all such regulatory approvals, such acquisition shall constitute a violation of this Article 8 and the Corporation shall be entitled to institute a private right of action to enforce such statutory and regulatory provisions.

                  8.2.  EXCESS SHARES.

                  In the event that Control of the Corporation is acquired in violation of this Article 8, all shares of Voting Stock owned by the Person so acquiring Control in excess of the number of shares the beneficial ownership of which is deemed under Section 8.3 hereof to confer Control of the Corporation shall be considered from and after the date of their acquisition by such Person to be "excess shares" for purposes of this Article 8. Such excess shares shall thereafter no longer (a) be entitled to vote on any matter, (b) be entitled to take other stockholder action, (c) be entitled to be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action, or (d) be transferable except with the approval of the Board of Directors or by an independent trustee appointed by the Board of Directors for the purpose of having such excess shares sold on the open market or otherwise. The proceeds from the sale by the trustee of such excess shares shall be paid (i) first, to the trustee in the amount equal to the trustee's reasonable fees and expenses, (ii) second, to the "beneficial owner" (as defined in Section 11.3 of Article 11, hereof) of such excess shares in an amount up to such owner's federal income tax basis in such excess shares, and (iii) third, to the Corporation as to any remaining balance.

                  8.3  CERTAIN DEFINITIONS

                  For purposes of this Article 8:

                  "Control" means the sole or shared power to vote or direct the voting of, or to dispose or to direct the disposition of, 25 percent or more of the Voting Stock; provided, that the solicitation, holding and voting of proxies obtained by the Board of Directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall not constitute "control;" and provided further, that an investment advisor shall not be deemed to acquire the Voting Stock of its advisee if the advisor (a) votes the stock only upon instruction from the beneficial owner, and (b) does not provide the beneficial owner with advice concerning the voting of such stock.

                  "Group Acting in Concert" includes Persons seeking to combine or pool their voting or other interests in the Voting Stock for a common purpose, pursuant to any contracts, understanding, relationship, agreement or other arrangement, whether written or otherwise; provided, that a "Group Acting in Concert" shall not include the board of directors of the Corporation in its solicitation, holding and voting of proxies obtained by it pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Exchange Act.

                  "Person" means any individual, firm, corporation or other entity including a Group Acting in Concert.

                  "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                  8.4. INAPPLICABILITY TO MET HOLDINGS CORPORATION, PUBLIC OFFERING OR EMPLOYEE BENEFIT PLANS.

                  This Article 8 shall not apply to an acquisition or offer to acquire securities of the Corporation (a) by MET Holdings Corporation, or any successor thereto; (b) by underwriters in connection with a public offering of such securities or (c) by any employee stock purchase plan, pension plan, profit sharing plan or other employee benefit plan of the Corporation or any of its subsidiaries.

9.  CONTROL SHARE ACQUISITIONS

                  9.1.  ACQUIRING PERSON STATEMENT.

                  Any person who proposes to make or has made a Control Share Acquisition (as defined in Section 9.7 hereof), may at the person's election deliver an acquiring person statement to the Corporation at the Corporation's principal office. The acquiring person statement must set forth all of the following:

                  (a) The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining Control Shares.

                  (b) A statement that the acquiring person statement is given pursuant to this Article 9.

                  (c) The number of shares of the Corporation owned (directly or indirectly) by the acquiring person and each other member of the group.

                  (d) The range of voting power under which the Control Share Acquisition falls or would, if consummated, fall.

                  (e) If the Control Share Acquisition has not taken place:

                           (i) a description  in reasonable  detail of the terms
                  of the proposed Control Share Acquisition; and

                           (ii) representations of the acquiring person, together with a statement in reasonable detail of the facts upon which they are based, that the proposed Control Share Acquisition, if consummated, will not be contrary to law and that the acquiring person has the financial capacity to make the proposed Control Share Acquisition.

                  9.2.  SPECIAL MEETING OF STOCKHOLDERS.

                  If the acquiring person so requests at the time of delivery of an acquiring person statement and gives an undertaking to pay the Corporation's expenses of a special meeting, within ten (10) days thereafter, the directors of the Corporation shall call a special meeting of the stockholders of the Corporation, to take place not sooner than thirty (30) days after the receipt by the Corporation of the acquiring person statement, for the purpose of considering the voting rights to be accorded to the shares acquired or to be acquired in the Control Share Acquisition. Unless the acquiring person agrees in writing to another date, the special meeting of the stockholders shall be held within fifty (50) days after the receipt by the Corporation of the request. If no request for a special meeting is made, the voting rights to be accorded the shares acquired in the Control Share Acquisition shall be presented at the next special or annual meeting of stockholders.

                  9.3.  NOTICE.

                  If a special meeting is requested, notice of the special meeting of stockholders shall be given as promptly as reasonably practicable by the Corporation to all stockholders of record as of the record date set for the meeting, whether or not entitled to vote at the meeting. Notice of the special or annual stockholder meeting at which the voting rights are to be considered must include or be accompanied by both of the following:

                  (a) a copy of the acquiring person statement delivered to the Corporation pursuant to this Article 9.

                  (b) A statement by the Board of the Directors of the Corporation, authorized by its directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control Share Acquisition.

                  9.4.  VOTING RIGHTS.

                  Control Shares (as defined in Section 9.7 hereof) acquired in a Control Share Acquisition have the same voting rights as were accorded the shares before the Control Share Acquisition only to the extent granted by resolutions approved by a majority of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors other than Interested Shares (as defined in Section 9.7 hereof). Interested Shares shall not be entitled to vote on the matter, and in determining whether a quorum exists, all Interested Shares shall be disregarded. For the purpose of this
Section 9.4, the Interested Shares shall be determined as of the record date for determining the stockholders entitled to vote at the meeting.

                  9.5.  REDEMPTION.

                  Control Shares acquired in a Control Share Acquisition with respect to which no acquiring person statement has been filed with the Corporation may, at any time during the period ending sixty (60) days after the last acquisition of Control Shares by the acquiring person, be subject to redemption by the Corporation at the redemption price equal to the number of such shares multiplied by the dollar amount (rounded to the nearest cent) equal to the average per share price, including any brokerage commissions, transfer taxes and soliciting dealers fees, paid by the acquiring person for such shares. Control Shares acquired in a Control Share Acquisition are not subject to redemption after an acquiring person statement has been filed unless the shares are not accorded full voting rights by the stockholders as provided in Section
9.4 above.  In order to  determine  the  redemption  price  provided for in this
Section 9.5, the Corporation may rely conclusively on public announcements by, or filings with the Securities and Exchange Commission by, the acquiring person as to the prices so paid.

                  9.6.  DISSENTERS RIGHTS.

                  In the  event  Control  Shares  acquired  in a  Control  Share
Acquisition are accorded full voting rights and the acquiring person has acquired Control Shares with a majority or more of all voting power, all stockholders of the Corporation, other than the acquiring person, have the right to dissent from the granting of voting rights and to demand payment of the fair value of their shares under Section 262 of the Delaware General Corporation Law as though such granting of voting rights were a corporate action described in paragraph (b) of Section 262, except that the provisions of subsection (1) of paragraph (b) of Section 262 shall not be applicable. For purposes of this
Section 9.6, "fair value" of shares under Section 262 of the Delaware General Corporation Law shall in no event be less than the highest price per share paid in the Control Share Acquisition, as adjusted for any subsequent stock dividends or reverse stock splits or similar changes.

                  9.7.  CERTAIN DEFINITIONS

                  For purposes of this Article 9:

                  "Control Share" means shares of the Corporation that would have voting power that when added to all the other shares of the Corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares (directly or indirectly, alone or as part of a group), to exercise or direct the exercise of the voting power of the Corporation in the election of directors within any of the following ranges of voting power: (a) one-fifth or more but less than a third of all voting power; (b) one-third or more but less than a majority of all voting power; or (c) a majority or more of all voting power.

                  "Control Share Acquisition" means the acquisition (directly or indirectly) by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding Control Shares. Shares acquired within ninety (90) days of a prior acquisition or shares acquired pursuant to a plan to make a Control Share Acquisition are considered to have been acquired in the same acquisition. The acquisition of any shares of the Corporation does not constitute a Control Share Acquisition if the acquisition is consummated in any of the following circumstances: (a) before March 31, 1994;
(b) pursuant to a binding contract existing before March 31, 1994; (c) pursuant to the laws of descent and distribution; (d) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this Article 9; (e) pursuant to a merger or plan of share exchange if the Corporation is a party to the agreement of merger or plan of share exchange; (f) pursuant to a tender or exchange offer that is made pursuant to an agreement to which the Corporation is a party, or directly from the Corporation, or from any of its wholly owned subsidiaries, or (g) by MET Holdings Corporation or any successor thereto.

                  The acquisition of any shares of the Corporation in good faith and not for the purpose of circumventing this Article 9 by or from (i) any person whose voting rights had previously been authorized by stockholders in compliance with this Article 9, or (ii) any person whose previous acquisition of shares of the Corporation would have constituted a Control Share Acquisition but for the circumstances specified in the paragraph above, does not constitute a Control Share Acquisition, unless the acquisition entitles the person (directly or indirectly, alone or as a part of a group) to exercise or direct the exercise of voting power of the Corporation in the election of directors in excess of the voting power otherwise authorized.

                  For purposes of this Article 9, a person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this Article 9 has voting power only of shares in respect of which that person would be able to exercise or direct the vote without further instruction from others.

                  "Interested Shares" mean the shares of the Corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power of the Corporation in the election of directors:
(a) an acquiring person or member of a group with respect to a Control Share Acquisition; (b) any officer of the Corporation; (c) any employee of the Corporation who is also a director of the Corporation.

10.  CRITERIA FOR EVALUATING CERTAIN OFFERS.

                  The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another institution, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation, the economic effects of acceptance of such offer on (i) depositors, borrowers and employees of the insured institution subsidiary or subsidiaries of the Corporation, and on the communities in which such subsidiary or subsidiaries operate or are located and (ii) the ability of such subsidiary or subsidiaries to fulfill the objectives of an insured institution under applicable Federal statutes and regulations.

11. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

                  11.1.  HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS.

                  In addition to any affirmative vote required by law or this Amended and Restated Certificate of Incorporation, and except as otherwise expressly provided in Section 11.2 hereof:

                  (a) any merger, consolidation or share exchange of the Corporation or any Subsidiary with (i) any Interested Stockholder or
         (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after the merger, consolidation or share exchange would be, an Affiliate or Associate of such Interested Stockholder prior to the transaction ( capitalized terms are defined in Section 11.3 hereof);

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the usual and regular course of business (in one transaction or a series of transactions in any 12-month period) to any Interested Stockholder or any Affiliate or Associate of such Interested Stockholder, other than the Corporation or any of its Subsidiaries, of any assets of the Corporation or any Subsidiary that have an aggregate book value as of the end of the Corporation's most recent fiscal quarter of 10 percent or more of the total Market Value of the outstanding shares of the Corporation or of its net worth as of the end of its most recent fiscal quarter, measured at the time the transaction (or transactions) is (are) approved by the Board of Directors of the Corporation;

                  (c) any issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any equity securities of the Corporation or any Subsidiary having an aggregate Market Value of five percent or more of the total Market Value of the outstanding shares of the Corporation or such Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe for or purchase securities offered, issued or granted pro rata to all holders of the Voting Stock of the Corporation or any other method affording substantially proportionate treatment to the holders of Voting Stock;

                  (d) any adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder, other than the Corporation or any of its Subsidiaries; or

                  (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing the proportionate amount of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested
         Stockholder or any Affiliate or Associate of any Interested Stockholder, other than the Corporation or any of its subsidiaries;

shall be approved by the affirmative vote of at least (i) the holders of 80 percent of the total number of outstanding shares of Voting Stock and (ii) the holders of two-thirds of the voting power of the outstanding shares of Voting Stock, excluding for purposes of calculating the affirmative vote and the total number of outstanding shares of Voting Stock under this clause (ii), all shares of Voting Stock of which the beneficial owner is the Interested Shareholder involved in the Business Combination or any Affiliate or Associate of such Interested Shareholder.

Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or this Amended and Restated Certificate of Incorporation.

                  "Business Combination" means any transaction which is referred to in any one or more of clauses (a) through (e) of this Section 11.1.

                  11.2.  WHEN HIGHER VOTE IS NOT REQUIRED.

                  The provisions of Section 11.1 hereof shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Amended and Restated Certificate of Incorporation, if the condition or conditions specified in either paragraph (a) or paragraph (b) below are met:

                  (a)      APPROVAL BY CONTINUING DIRECTORS.

                  The Business Combination shall have been approved by at least two-thirds of the Continuing Directors then in office at a duly constituted meeting of the board of directors called for such purpose.

                  (b)      PRICE AND PROCEDURE REQUIREMENTS.

                  All of the following conditions shall have been met:

                           (i) The aggregate amount of the cash and of the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                               (A) the highest per share  price  (including  any
                           brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                               (B) the Market Value per share of Common Stock on
                           the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article 11 as the "Determination Date"), whichever is higher; or

                               (C) the price per share equal to the Market Value
                           per share of Common Stock determined pursuant to subdivision (i)(B) hereof, multiplied by the fraction of (1) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock of the same class or series acquired by it within the two-year period immediately prior to the Announcement Date, over (2) the Market Value per share of common stock of the same class or series on the first day in such two-year period on which the Interested Stockholder acquired shares of Common Stock.

                           (ii) The aggregate  amount of the cash and the Market
                  Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock, shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph
                  (b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, other than Common Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                    (A) the highest  per share price  (including
                           any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder for any shares of such class or series of Voting Stock acquired by it: (1) within the two-year period immediately prior to the Announcement Date or
                           (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                    (B)  the  highest  preferential  amount  per
                           share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or in the event of any call of such class or series of Voting Stock;

                                    (C) the Market Value per share of such class
                           or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

                                    (D) the price per share  equal to the Market
                           Value per share of such class or series of stock determined pursuant to subdivision (ii)(C) hereof, multiplied by the fraction of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested

                           Stockholder for any shares of any class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date over (2) the Market Value per share of the same class or series of Voting Stock on the first day in such two-year period on which the Interested Stockholder acquired any shares of the same class or series of Voting Stock.

                           (iii) The  consideration to be received by holders of
                  a particular class or series of outstanding Voting Stock shall be in cash or in the same form, and on the same terms, as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, on varying terms, the form and terms of consideration for such class or series of Voting Stock shall be either cash or the form and terms used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

                           (iv) After such Interested  Stockholder has become an
                  Interested Stockholder and prior to the consummation of such Business Combination: (A) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock of the Corporation; (B) there shall have been (1) no reduction in the annual rate of dividends paid on any class or series of the capital stock of the Corporation, (except as necessary to deflect any subdivision of the capital stock), and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock; and (C) such Interested Stockholder shall not have become the beneficial owner of any additional shares of capital stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Stockholder or by virtue of proportionate stock splits or stock dividends.

                           The provisions of subdivisions (iv)(A) and (iv)(B) of
                  this subsection do not apply if the Interested Stockholder or any Affiliate or Associate of the Interested Stockholder voted as a director of the Corporation in a manner consistent with such subdivisions, and the Interested Stockholder, within 10 days after any act or failure to act by or on behalf of the Corporation, which act or failure to act is inconsistent with such subdivisions, notifies the board of directors of the Corporation in writing that the Interested Stockholder disapproves thereof and requests in good faith that the board of directors rectify such act or failure to act.

                           (v) After such  Interested  Stockholder has become an
                  Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries (whether in anticipation of or in connection with such Business Combination or otherwise).

                           (vi) A proxy or information  statement describing the
                  proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions).

                  11.3.  CERTAIN DEFINITIONS

                  For the purposes of this Article 11:

                  "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a specified person.


                  "Associate," when used to indicate a relationship with any person, means: (a) any domestic or foreign corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; (b) any trust or other estate, other than an employee stock purchase plan, pension plan, profit sharing plan or other employee benefit plan of the Corporation or any Subsidiary, in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; and
(c) any relative or spouse of such person, or any relative of such spouse who has the same home as such person or who is a director or officer of the Corporation or any of its Affiliates.

                  "Beneficial owner," when used with respect to any Voting Stock, means any person that:

                  (a) individually or with any of its Affiliates or Associates, beneficially owns Voting Stock directly or indirectly;

                  (b) individually or with any of its Affiliates or Associates, has (i) the right to acquire Voting Stock (whether such right is exercisable immediately or only after passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;
         (ii) the right to vote or direct the voting of Voting Stock pursuant to any agreement, arrangement or understanding; or (iii) the right to dispose of or to direct the disposition of Voting Stock pursuant to any agreement, arrangement or understanding; or

                  (c) individually or with any of its Affiliates or Associates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock.

                  "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors of the Corporation prior to the time that the Interested Stockholder (including any Affiliate or Associate of such Interested Stockholder) became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors of the Corporation.

                  "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary or any employee stock purchase plan, pension plan, profit sharing plan or other employee benefit plan of the Corporation or any Subsidiary) that (a) is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the then outstanding Voting Stock; or (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding Voting Stock. For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include the shares with respect to which such person is the beneficial owner, as defined above, except it shall not include any shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  "Market Value" means:

                  (a) In the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the established national or regional stock exchange on which it is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors of the Corporation in good faith; and

                  (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Board of Directors of the Corporation in good faith.

                  "Subsidiary" means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

                  "Valuation Date" means: (a) For a Business Combination voted on by shareholders, the latter of the day prior to the date of the shareholders' vote or the date l0 days prior to the consummation of the Business Combination; and (b) for a Business Combination not voted upon by the shareholders, the date of the consummation of the Business Combination.

                  "Voting Stock" means the then outstanding shares of capital stock of the Corporation of Subsidiary, as the case may be, entitled to vote generally in the election of directors.

                  In the event of any Business Combination in which the Corporation is the surviving corporation, the phrase "consideration other than cash to be received" as used in paragraphs (b)(i) and (b)(ii) of Section 11.2 hereof shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

                  11.4.  POWERS OF THE BOARD OF DIRECTORS.

                  A majority of the Corporation's directors then in office shall have the power and duty to determine for the purposes of this Article 11, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and

(d) whether the requirements of paragraph B of Section 11.2 have been met with respect to any Business Combination; and the good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article 11.

                    11.5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS.

                  Nothing contained in this Article 11 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

12.  INDEMNIFICATION.

                  To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  The Corporation may advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

13. AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                  Except as set forth in this Article 13 or as otherwise specifically required by law, no amendment of any provision of this Amended and Restated Certificate of Incorporation shall be made unless such amendment has been first proposed by the Board of Directors of the Corporation upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose, and thereafter approved by the stockholders of the Corporation by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that if such amendment is to the provisions set forth in this Article 13 or in Article 5, 6, 7, 8, 9, 10, or 12 hereof, such amendment must be approved by the affirmative vote of the holders of at least 66-2/3 percent of the then outstanding shares of stock of the Corporation entitled to vote thereon rather than a majority; provided, further, that if such amendment is to the provisions set forth in Article 11 hereof, such amendment must be approved by the affirmative vote of the holders of at least 80 percent of the shares entitled to vote thereon rather than a majority.

14.  AMENDMENT OF BYLAWS.

                  In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws adopted by the Board of Directors as provided for in this Amended and Restated Certificate of Incorporation or in the Bylaws of the Corporation.

                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf on May 28, 1997.

                         TELEBANC FINANCIAL CORPORATION



                                        By: /s/    Mitchell H. Caplan
                                            -------------------------
                                        Mitchell H. Caplan
                    President and Vice Chairman of the Board



Attest:


By:    /s/  Sang-Hee Yi
       ------------------
       Sang-Hee Yi
       Assistant Secretary